Exhibit 10.40

WILLIAM J. SANTIAGO / AMENDED OFFER OF EMPLOYMENT

AMENDED OFFER OF EMPLOYMENT OF WILLIAM J. SANTIAGO

This Amended Offer of Employment of William J. Santiago is made September 16, 2011 at the City of Columbus, County of Franklin, State of Ohio, by Intellinetics, Inc., 2190 Dividend Drive, Columbus, Ohio 43228 to William J. Santiago, 4260 Hobbs Landing Drive W, Dublin, Ohio, 43017.

We are pleased to offer you employment as President and Chief Executive Officer, effective September 16, 2011. We know that your experience, competence, values and enthusiasm will be a positive factor in the future growth and success of Intellinetics™.

1.	Position Overview and Primary Responsibilities:

As President and Chief Executive Officer your responsibilities will include the following:

1.1	Develop a strategic plan to advance the company’s mission and objectives and to promote revenue, profitability, and growth as an organization.

1.2	Oversee company operations to insure production efficiency, quality, service, and cost-effective management of resources.

1.3	Plan, develop, and implement strategies for generating resources and/or revenues for the company.

1.4	Identify acquisition and merger opportunities and direct implementation activities.

1.5	Approve company operational procedures, policies, and standards

1.6	Review activity reports and financial statements to determine progress and status in attaining objectives and revise objectives and plans in accordance with current conditions.

1.7	Evaluate performance of executives for compliance with established policies and objectives of the company and contributions in attaining objectives.

1.8	Promote the company through written articles and personal appearances at conferences and on radio and TV.

1.9	Represent the company at legislative sessions, committee meetings, and at formal functions.

1.10	Promote the company to local, regional, national, and international constituencies.

1.11	Build a fundraising network using personal contacts, direct mail, special events, and foundation support.

1.12	Present company report at Annual Stockholder and Board of Director meetings.

1.13	Direct company planning and policy-making committees.

1.14	Oversee foreign operations to include evaluating operating and financial performance.

1.15	And other duties as assigned.

2.	Remuneration will consist of: Salary and Benefits. Additional Remuneration may include Profit Sharing, Commissions and Bonuses at the sole discretion of Intellinetics.

2.1	Salary: The position will start at the rate of Two Hundred and Four Thousand Dollars ($204,000.00) per year, payable biweekly during each month that this agreement shall be in force.

2.3	Benefits:

2.3.1	Opportunity to participate in a 401 (k) profit sharing plan subject to plan eligibility requirements.

WILLIAM J. SANTIAGO / AMENDED OFFER OF EMPLOYMENT

2.3.2	Discretionary Employer contribution to selected Company health care plan. Amount of Employer contribution reviewed and announced annually by Employer.

2.3.3	Twenty (20) business days paid vacation per annum. Vacation days to be scheduled at mutually agreed upon times. Vacation is earned and accrued on a monthly basis with a maximum annual carryover of five (5) unused vacation days.

2.3.4	Cell phone to be paid for by Employer.

2.3.5	Company Installed Intellinetics phone-line at residence if deemed necessary.

2.3.6	Reimbursement of all reasonable, and documented business expenses. Mileage for business travel will be reimbursed at the published rate.

2.3.7	Five (5) personal days per annum. Personal days accrue monthly calculated on an annual proportional basis; accrued unused personal days shall not be carried over into the succeeding year.

2.3.8	Your use of on-premise Exercise Facility upon execution of Liability and Waiver Form.

2.3.9	Paid Company Holidays; schedule announced by Employer annually.

2.3.10	Discretionary Employer contribution for Employee professional development and/or continuing education.

3.	Profit sharing and bonuses may become a component of your compensation at the sole discretion of Employer.

You or Intellinetics may terminate this employment relationship at any time for cause or without cause by giving written notice. The parties stipulate and agree that Employee is an “At Will” employee under Ohio law. The parties further agree that the Employee’s status shall not change except as set forth in writing signed by both parties to this Offer.

This Amended Offer of Employment and the Amended Employment Agreement dated September 16, 2011 constitute all of our agreements and understandings regarding your employment. There are no other oral or written agreements regarding your employment and no one else is authorized to make any other agreements. Ohio law shall govern this agreement and any employment relationship that may be formed between the undersigned parties at any time.

Intellinetics, Inc.:	Employee: William J. Santiago

/s/ Matthew L. Chretien	/s/ William J. Santiago
Matthew L. Chretien, EVP	William J. Santiago, President & CEO

Date: 9/16/11	Date: 9/16/11

/s/ A. Michael Chretien
A. Michael Chretien, Chairman of the Board

Date: 9/16/11